Consulting and Professional Services Agreement

THIS AGREEMENT made in duplicate this 1st day of April, 2013, between Jason Carvalho (the "Consultant") and MarilynJean Media Inc. (the "Company").

IN CONSIDERATION that the Consultant and the Company hereby covenant and agree, each with the other, as follows:

1. Object

The Consultant shall furnish to the Company its professional services (the "Services") in accordance with the details and specifications marked as Schedule "A" and attached hereto (such Schedule constituting an integral term of the agreement). The Consultant shall perform such services at all times in accordance with the rules of the art and in full compliance with the statutes, laws, ordinances and regulations governing its profession, trade craft or business from a work location situated in Vancouver, British Columbia.

2. Independent Contractor

The Consultant shall have the sole supervision and direction of the work covered by this agreement and shall be responsible for the manner in which the said work is done, for the method employed in doing the same and for all acts and things done in the performance of the Consultant's obligations hereunder, except for departing from the Consultant's normal practices which may be requested by the Company from time to time. Nothing contained in this agreement and the relationship created between the parties hereby shall, directly or indirectly, constitute the Consultant as agent or servant of the Company and further, nothing herein shall operate or be construed to relieve the Consultant of any duties or obligations imposed upon it as an independent contractor.

3. Expenses

The Consultant shall be reimbursed by the Company for all reasonable expenses, including transportation expenses, incurred during the performance of the Services, upon providing sufficient documentation.

4. Liability

The Consultant hereby assumes all risks incidental to its performance of this agreement and shall, at all times, fully indemnify and save harmless the Company, its successors and assigns, from and against any and all claims, damages, losses, costs and expenses which the Company may from time to time incur or suffer as a result of, or arising out of, injury to, or death of, persons or damage to real of tangible personal property which may be caused by the negligence of the Consultant, its agents, servants or employees under this agreement.

5. Levies

Subject to any federal or provincial legislation imposing on the Company the express duty to withhold or deduct premiums, taxes or levies as the case may be, the Consultant shall be responsible to withhold and remit any deductions for taxes, levies or contributions

imposed by any authority in respect of both the remuneration paid under this agreement and the work incidental thereto.

6. Insurance

Consultant agrees to cover its liability at law or under this agreement for personal injury or death or property damage (such coverage being generally referred to as "Comprehensive General Liability Insurance"), including damage to property of the Company, and including liability arising from owned or non-owned motor vehicles, and employer's liability for Workers' Compensation under local labour laws.

7. Benefit Plans

The Company shall be responsible to the Consultant only by the terms stipulated herein and it is expressly agreed and understood that the Consultant is not entitled to any benefit plans to which regular employees of the Company are or may be entitled to in the future, such as, Health Insurance, Disability Benefits, Pensions and Annuities, Death Benefits, Savings Plans and others.

8. Consultant's Fee

The Company shall compensate the Consultant for its services on a negotiated basis ($3,000.00 per month, plus an additional $5,000.00 consulting fee in April 2013).

9. Term

This contract shall be deemed to have come into force and effect on the 1st day of April, 2013, and is on an ongoing basis. Nothing in this paragraph shall be construed as affecting the right of the Company to terminate this agreement at an earlier date in accordance with paragraph 10.

10. Termination

(1) Notwithstanding anything in this agreement the Company may, by giving notice of seven days, terminate this agreement on any date and for any reason whatsoever as regards all or any part of the work not theretofore completed. Upon such notice being given, the Consultant shall cease work and prepare its statement of accounts in accordance with the effective date stated in the notice.

(2) All working papers, materials, work-in-progress and data in whatever mode of storage in respect of which reimbursement is made under this contract shall pass to and vest in the Company and the Consultant hereby agrees to deliver the said items to the Company upon request.

11. Pro-Rata Payment

Any payments for service made hereunder by the Company, shall be adjusted and prorated to the effective date of termination of said services, provided, however, that in the case of leases, assignments or other contracts with third parties specifically authorized under paragraph 12, the Company will assume liability for settlement of any such contracts upon a subrogation of the Consultant's rights therein to the Company.

12. Assignment

It is expressly agreed that this agreement shall not be assigned or transferred, in whole or in part, without prior written consent of the Company.

13. Patent, Trademark, Trade Secret and Copyright Infringement

13.1 The Consultant covenants that all Services or materials or both provided or to be provided to the Company under an order do not infringe any existing patent, trademark, trade secret or copyright registered or recognized in Canada or elsewhere with respect to or in connection with the intended use of the Services or materials or both by the the Company at the time the order is authorized by the Company.

13.2 The Consultant agrees to indemnify the Company from and against any loss, damage or liability for the infringement of any such patent, trademark, trade secret or copyright by the Company arising from or in connection with the Company's usage of the Services or materials or both, except where the claim of infringement is based on the usage of the Services or materials or both by the Company in combination with other services, programs, material or data not provided by the Consultant to the Company under any order or combination of orders.

13.3 The Consultant also agrees that it shall defend, settle or compromise, at its own expense, any action for patent, trademark, trade secret or copyright infringement, subject to the foregoing exception.

14. Confidential Information

14.1 Except as may be necessary in the performance of an order under this agreement, the Consultant shall not at any time or in any manner make or cause to be made any copies, pictures, duplicates, facsimiles or other reproduction or recordings of any type, or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, records, plans or other written, printed or otherwise recorded material of the Company, or which relate in any manner to the present or prospective business of the Company. The Consultant shall have no interest in any of this material and agrees to surrender any of this material which may be in its possession to the Company immediately upon the termination of this agreement or at any time prior to the termination upon the request of the Company.

14.2 The Consultant shall not at any time (except under legal process) divulge any matters relating to the business of the Company or any customers or agents of the Company which may become known to it by reason of its Services under an order, orders or otherwise and shall be true to the Company in all dealings and transactions relating to the Services contemplated by this agreement and any order. Furthermore, the Consultant shall not use at any time (whether during the continuance of this agreement or after its termination) for its own benefit or purposes or for the benefit or purposes of any other person, firm, corporation, association or other business entity, any trade secrets, business development programs, or plans belonging to or relating to the affairs of the Company, including knowledge relating to customers, clients, or employees of the Company.

15. Non-solicitation

The Consultant agrees to sign a Non-Disclosure and Confidentiality Agreement in the form provided as Schedule “C” attached hereto.

16. Reservation

Nothing in this agreement shall be construed as obligating the Company to utilize the Services of the Consultant or restricting the Company from utilizing the similar services of any other party.

17. Time of Essence

(1) Time shall be deemed to be of the essence of the agreement; provided that the time for completing any work, which has been or is likely to be delayed by reason of *force majeure* or other cause beyond the reasonable control of the Consultant, shall be extended by a period equal to the length of the delay so caused, provided that prompt notice in writing of the occurrence causing or likely to cause such delay is given to the Company.

(2) The Company shall advise the Consultant in writing of any occurrence causing or likely to cause delays in the completion of its responsibilities under this agreement.

18. Defective Work

The Company reserves the right to refuse any work of the Consultant which is not in accordance with the specifications of this agreement and, without limiting the remedies available to the Company, The Company at its discretion may:

(a) return such work for correction at the Consultant's own cost and expense;

(b) withhold payment of compensation payable pursuant to this agreement until such time as the Consultant provides such work which is in accordance with the specifications.

19. Title to Work Being Performed

Upon payment being made in accordance with the terms of this agreement, all title, rights and interest in all printed material and other physical media containing designs, symbols, inventions and reports performed, created or written in accordance with this agreement shall vest in and enure to the benefit of the Company, it being understood that such vesting of title shall not constitute acceptance by the Company of such work in conformity with the specifications or requirements of the agreement. Without restricting the generality of the foregoing, the right of publication of any research paper or study performed under this agreement shall vest solely in The Company upon payment as aforesaid, and any person desiring to publish any such research paper or study, in whole or in part, shall first obtain the written permission of the Company.

20. Notices

Wherever in this agreement it shall be required or permitted that notice be given or served by either party to or on the other, the notice shall be in writing and shall be delivered personally to the party to whom it is given or sent by prepaid, registered mail, or by email, addressed as follows:

If to the Consultant:

Jason Leo Carvalho
CEO
#104 – 12877 – 76th Ave.
Surrey, BC
V3W 136
jason@marilynjean.com

If to the Company:

Jason Leo Carvalho
CEO
#104 – 12877 – 76th Ave.
Surrey, BC
V3W 136
jason@marilynjean.com

and each such notice shall be deemed given on the date of delivery in the case of delivery, five days after mailing in the case of mail and 24 hours after the time of transmission in the case of email. No notice may be given by mail during a real or apprehended mail strike in Canada. This address may be changed from time to time by either party by notice as above provided.

21. Interpretation

21.1 **Entire agreement and waiver.** This agreement constitutes all of the agreements between the Consultant and the Company pertaining to the subject-matter of it and supersedes all prior agreements, undertakings, negotiations and discussions, whether oral or written, of the parties to it and there are no warranties, representations or other agreements between the parties to it in connection with the subject-matter of it except as specifically set forth or referred to in this agreement. No supplement, modification, waiver or termination of this agreement shall be binding unless executed in writing by the party hereto to be bound thereby. No waiver of any other provisions of this agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall the waiver constitute a continuing waiver unless otherwise expressly provided.

21.2 **Headings.** Headings are not to be considered part of this agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content of the paragraphs.

22.3 **Interpretation.** In this agreement, words importing the singular number include the plural and vice versa, words importing the masculine gender include the feminine and neuter genders; and words importing persons include individuals, sole proprietors, corporations, partnerships, trusts and unincorporated associations.

23.4 **Applicable law.** This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada in force therein.

24.5 **Invalidity of provision.** The invalidity or unenforceability of any provision of this agreement or any covenant in it shall not affect the validity or enforceability of any other

provision or covenant in it and the invalid provision or covenant shall be deemed to be severable.

MarilynJean Media Inc.

Per: *"Filip Stoj"*
Name: Filip Stoj
Title: CFO
I have the authority to bind the Corporation

"Jason Carvalho"

Jason Carvalho

Schedule A

Services

- Management services, related to operation of the Company

Schedule B

Non-Disclosure and Confidentiality Agreement